Exhibit 99.1

Stewart Reports Third Quarter 2023 Results

  Total revenues of $601.7 million ($603.7 million on an adjusted basis) compared to $716.4 million ($722.8 million on an adjusted basis) in the prior year quarter
  Net income of $14.0 million ($23.9 million on an adjusted basis) compared to $29.4 million ($43.3 million on an adjusted basis) in the prior year quarter
  Diluted EPS of $0.51 ($0.86 on an adjusted basis) compared to prior year quarter diluted EPS of $1.08 ($1.58 on an adjusted basis)

HOUSTON, Oct. 25, 2023 /PRNewswire/ -- Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $14.0 million ($0.51 per diluted share) for the third quarter 2023, compared to $29.4 million ($1.08 per diluted share) for the third quarter 2022. On an adjusted basis, Stewart's third quarter 2023 net income was $23.9 million ($0.86 per diluted share) compared to $43.3 million ($1.58 per diluted share) in the third quarter 2022. Third quarter 2023 pretax income before noncontrolling interests was $27.1 million ($40.0 million on an adjusted basis) compared to pretax income before noncontrolling interests of $45.5 million ($63.9 million on an adjusted basis) for the third quarter 2022.

Third quarter 2023 and 2022 results included $1.9 and $6.4 million, respectively, of pretax net realized and unrealized losses primarily driven by net unrealized losses on fair value changes of equity securities investments in the title segment.

"Our third quarter results reflect the continuing slowdown in real estate market activity due to the higher interest rate environment coupled with the normal seasonality of late summer. As we expect that higher interest rates will continue for several quarters before beginning to moderate, we will continue to balance thoughtful cost discipline with investment in long-term enterprise initiatives," commented Fred Eppinger, chief executive officer. "Our focus remains on these long-term strategies that will create a stronger and more resilient company, and I am pleased with the significant progress on these important enterprise initiatives this quarter."

Selected Financial Information
Summary results of operations are as follows (dollars in millions, except per share amounts, and amounts may not add as presented due to rounding):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Total revenues	601.7	716.4	1,675.2	2,413.4
Pretax income before noncontrolling interests	27.1	45.5	42.1	211.9
Income tax expense	(9.1)	(10.8)	(9.6)	(48.4)
Net income attributable to noncontrolling interests	(3.9)	(5.3)	(10.9)	(14.5)
Net income attributable to Stewart	14.0	29.4	21.6	149.0
Non-GAAP adjustments, after taxes*	9.9	13.9	27.7	33.3
Adjusted net income attributable to Stewart*	23.9	43.3	49.4	182.3
Net income per diluted Stewart share	0.51	1.08	0.79	5.45
Adjusted net income per diluted Stewart share*	0.86	1.58	1.80	6.66
* Adjusted net income and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Effective this quarter, we revised our presentation of non-GAAP measures related to adjusted net income and adjusted net income per diluted share by excluding acquired intangible asset amortization from the calculation. Acquired intangible asset amortization for the third quarter and first nine months of 2023 was $9.6 million ($0.26 per diluted share) and $27.3 million ($0.75 per diluted share), respectively, compared to $7.8 million ($0.22 per diluted share) and $24.7 million ($0.68 per diluted share) for the third quarter and first nine months of 2022, respectively. Excluding this adjustment for acquired intangible asset amortization, adjusted net income per diluted share would have been $0.60 and $1.05 for the third quarter and first nine months of 2023, respectively, compared to $1.36 and $5.98 for the third quarter and first nine months of 2022, respectively. Acquired intangible asset amortization is a non-cash expense related to acquisitions that management believes is not indicative of the ongoing performance of the acquired operations. This revised presentation also allows us to present our non-GAAP consolidated results consistent with the presentation of our non-GAAP measures related to our title and real estate solutions segments. Refer to Appendix B for the restated non-GAAP consolidated results for all quarters of 2022 and the first two quarters of 2023.

Title Segment
Summary results of the title segment are as follows (dollars in millions, except pretax margin):

	Quarter Ended September 30,
	2023	2022	% Change

Operating revenues	522.1	647.9	(19%)
Investment income	13.4	5.2	159%
Net realized and unrealized losses	(1.8)	(6.4)	72%
Pretax income	35.4	51.8	(32%)
Non-GAAP adjustments to pretax income*	6.6	12.7
Adjusted pretax income*	42.0	64.5	(35%)
Pretax margin	6.6%	8.0%
Adjusted pretax margin*	7.8%	9.9%
* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues in the third quarter 2023 decreased $125.8 million, or 19 percent, compared to the third quarter 2022, due to transaction volume declines in our direct and agency title businesses. Total segment operating expenses in the third quarter 2023 decreased $96.5 million, or 16 percent, primarily driven by lower operating revenues. Agency retention expenses in the third quarter 2023 decreased $61.5 million, or 22 percent, in line with lower gross agency revenues of $74.8 million, or 22 percent, while the average independent agency remittance rate in the third quarter 2023 was comparable to the prior year quarter.

Total employee costs and other operating expenses in the third quarter 2023 decreased $33.8 million, or 12 percent, compared to the prior year quarter, while as a percentage of operating revenues, these expenses were 47.4 percent in the third quarter 2023 compared to 43.4 percent in the third quarter 2022. Title loss expense in the third quarter 2023 decreased $3.2 million, or 13 percent, compared to the prior year quarter, primarily as a result of lower title revenues. As a percentage of title revenues, title loss expense was 4.3 percent in the third quarter 2023 compared to 3.9 percent in the third quarter 2022, which benefited from last year's favorable claims experience.

Investment income in the third quarter 2023 increased $8.2 million compared to the third quarter 2022, primarily due to higher interest income resulting from earned interest from eligible escrow balances and increased interest rates and higher short-term investment balances in the third quarter 2023. Non-GAAP adjustments to pretax income primarily included $1.8 million and $6.4 million of net realized and unrealized losses and $4.8 million and $6.3 million of acquisition intangible asset amortization and other expenses in the third quarters 2023 and 2022, respectively.

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended September 30,
	2023	2022	% Change

Non-commercial:
Domestic	167.6	204.4	(18%)
International	29.1	33.8	(14%)
	196.7	238.2	(17%)
Commercial:
Domestic	51.9	61.0	(15%)
International	7.8	8.2	(5%)
	59.7	69.2	(14%)
Total direct title revenues	256.4	307.4	(17%)

Total non-commercial domestic revenues in the third quarter 2023 decreased $36.8 million, or 18 percent, primarily driven by a 17 percent decline in residential purchase and refinancing transactions compared to the prior year quarter. Domestic commercial revenues in the third quarter 2023 declined $9.1 million, or 15 percent, primarily resulting from 18 percent lower commercial closed orders compared to the third quarter 2022. Average domestic commercial fee per file in the third quarter 2023 was $14,200, or 3 percent better compared to $13,700 in the third quarter 2022, while average residential fee per file in the third quarter 2023 was $3,000, which was 10 percent lower compared to $3,300 in the prior year quarter due to a lower purchase mix in the third quarter 2023. Total international revenues in the third quarter 2023 decreased by $5.1 million, or 12 percent, primarily due to lower transaction volumes in our Canadian operations compared to the third quarter 2022.

Real Estate Solutions Segment
Summary results of the real estate solutions segment are as follows (dollars in millions):

	Quarter Ended September 30,
	2023	2022	% Change

Operating revenues	68.2	69.7	(2%)
Pretax income	2.6	3.4	(22%)
Non-GAAP adjustments to pretax income*	6.3	5.8
Adjusted pretax income*	8.9	9.1	(3%)
Pretax margin	3.8%	4.8%
Adjusted pretax margin*	13.0%	13.1%
* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

The segment's operating revenues in the third quarter 2023 decreased $1.5 million, or 2 percent, compared to the third quarter 2022, primarily as a result of lower valuation services revenues resulting from lower transaction volumes tied to the continuing elevated interest rate environment, partially offset by higher credit information services revenues. In line with the revenue decline, combined employee costs and other operating expenses in the third quarter 2023 decreased $1.6 million, or 3 percent. Non-GAAP adjustments to pretax income in the third quarters 2023 and 2022 were related to acquisition intangible asset amortization expenses of $6.3 million and $5.8 million, respectively.

Corporate and Other Segment
The segment's results for the third quarter 2023 and 2022 were driven by net expenses attributable to corporate operations which were $10.8 million and $9.7 million, respectively.

Expenses
Consolidated employee costs in the third quarter 2023 were $13.6 million, or 7 percent, lower primarily due to lower salaries and benefits expenses and incentive compensation driven by reduced transaction volumes and lower average employee count compared to the prior year quarter. As a percentage of total operating revenues, consolidated employee costs were 30.7 percent in the third quarter 2023 compared to 27.2 percent in the prior year quarter, primarily due to lower third quarter 2023 revenues.

Total other operating expenses in the third quarter 2023 declined $20.8 million, or 14 percent, compared to the prior year quarter, primarily as a result of lower costs tied to lower title and real estate solutions revenues, and reduced third-party outsourcing, office closures and marketing expenses. As a percentage of total operating revenues, consolidated other operating expenses for the third quarter 2023 were 22.1 percent compared to 21.1 percent in the third quarter 2022.

Other
Net cash provided by operations in the third quarter 2023 improved to $59.5 million compared to net cash provided by operations of $48.9 million in the prior year quarter, primarily driven by lower payments on claims and accounts payable, partially offset by the lower net income during the third quarter 2023. Income tax expense for the third quarter 2023 was higher than our normal tax rate of 24 percent, due to annual federal return adjustments recorded during the quarter primarily related to lower foreign tax credits.

Third Quarter Earnings Call
Stewart will hold a conference call to discuss the third quarter 2023 earnings at 8:30 a.m. Eastern Time on Thursday, October 26, 2023. To participate, dial (800) 343-4849 (USA) or (203) 518-9843 (International) - access code STCQ323. Additionally, participants can listen to the conference call through Stewart's Investor Relations website at http://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on October 26, 2023 until midnight on November 2, 2023 by dialing (877) 856-8966 or (402) 220-1610 (International).

About Stewart
Stewart (NYSE:STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. More information can be found at http://www.stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as "may," "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "foresee" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the volatility of economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the ability to attract and retain highly productive sales associates; the impact of vetting our agency operations for quality and profitability; independent agency remittance rates; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; seasonality and weather; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. All forward-looking statements included in this earnings release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this earnings release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION CONDENSED STATEMENTS OF INCOME (Unaudited) (In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Title revenues:
Direct operations	256,377	307,408	722,242	976,364
Agency operations	265,700	340,470	723,476	1,154,546
Real estate solutions and other	68,190	69,737	202,169	281,152
Total operating revenues	590,267	717,615	1,647,887	2,412,062
Investment income	13,393	5,158	32,114	15,519
Net realized and unrealized losses	(1,946)	(6,374)	(4,829)	(14,194)
	601,714	716,399	1,675,172	2,413,387
Expenses:
Amounts retained by agencies	218,983	280,517	596,498	951,555
Employee costs	181,493	195,057	534,710	610,286
Other operating expenses	130,455	151,208	380,530	502,966
Title losses and related claims	22,251	25,486	59,727	81,105
Depreciation and amortization	16,414	14,067	46,848	42,103
Interest	5,054	4,553	14,777	13,471
	574,650	670,888	1,633,090	2,201,486
Income before taxes and noncontrolling interests	27,064	45,511	42,082	211,901
Income tax expense	(9,134)	(10,783)	(9,588)	(48,376)
Net income	17,930	34,728	32,494	163,525
Less net income attributable to noncontrolling interests	3,931	5,294	10,870	14,534
Net income attributable to Stewart	13,999	29,434	21,624	148,991

Net earnings per diluted share attributable to Stewart	0.51	1.08	0.79	5.45
Diluted average shares outstanding (000)	27,650	27,371	27,445	27,359

Selected financial information:
Net cash provided by operations	59,533	48,853	43,578	167,040
Other comprehensive loss	(13,295)	(24,606)	(7,278)	(65,061)

Third Quarter Domestic Order Counts:
Opened Orders 2023:	July	August	Sept	Total	Closed Orders 2023:	July	August	Sept	Total
Commercial	913	1,208	1,199	3,320	Commercial	1,036	1,320	1,305	3,661
Purchase	17,446	19,674	16,386	53,506	Purchase	13,532	14,200	12,697	40,429
Refinancing	5,077	5,807	5,148	16,032	Refinancing	3,367	3,760	3,252	10,397
Other	2,976	3,161	2,493	8,630	Other	2,891	1,206	2,269	6,347
Total	26,191	29,850	25,226	81,267	Total	20,300	20,486	19,523	60,309

Opened Orders 2022:	July	August	Sept	Total	Closed Orders 2022:	July	August	Sept	Total
Commercial	1,356	1,556	1,544	4,456	Commercial	1,316	1,594	1,534	4,444
Purchase	19,799	22,217	18,630	60,646	Purchase	15,436	16,394	14,762	46,592
Refinancing	6,629	7,257	6,161	20,047	Refinancing	4,674	5,200	4,469	14,343
Other	405	670	750	1,825	Other	419	468	532	1,419
Total	28,189	31,700	27,085	86,974	Total	21,845	23,656	21,297	66,798

STEWART INFORMATION SERVICES CORPORATION CONDENSED BALANCE SHEETS (Unaudited) (In thousands of dollars)

	September 30, 2023	December 31, 2022
Assets:
Cash and cash equivalents	202,985	248,367
Short-term investments	37,238	24,318
Investments in debt and equity securities, at fair value	660,739	710,083
Receivables – premiums from agencies	40,509	39,921
Receivables – other	82,854	85,111
Allowance for uncollectible amounts	(8,652)	(7,309)
Property and equipment, net	83,426	81,539
Operating lease assets, net	123,698	127,830
Title plants	73,359	73,358
Goodwill	1,072,022	1,072,982
Intangible assets, net of amortization	201,539	199,084
Deferred tax assets	2,554	2,590
Other assets	96,799	80,005
	2,669,070	2,737,879
Liabilities:
Notes payable	445,158	447,006
Accounts payable and accrued liabilities	177,180	196,541
Operating lease liabilities	142,044	148,003
Estimated title losses	521,395	549,448
Deferred tax liabilities	24,094	26,616
	1,309,871	1,367,614
Stockholders' equity:
Common Stock and additional paid-in capital	337,924	324,344
Retained earnings	1,075,224	1,091,816
Accumulated other comprehensive loss	(58,621)	(51,343)
Treasury stock	(2,666)	(2,666)
Stockholders' equity attributable to Stewart	1,351,861	1,362,151
Noncontrolling interests	7,338	8,114
Total stockholders' equity	1,359,199	1,370,265
	2,669,070	2,737,879

Number of shares outstanding (000)	27,355	27,130
Book value per share	49.42	50.21

STEWART INFORMATION SERVICES CORPORATION SEGMENT INFORMATION (In thousands of dollars)

Quarter Ended:	September 30, 2023				September 30, 2022
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	522,077	68,190	-	590,267	647,878	69,737	-	717,615
Investment income	13,368	25	-	13,393	5,157	1	-	5,158
Net realized and unrealized (losses) gains	(1,821)	-	(125)	(1,946)	(6,428)	-	54	(6,374)
	533,624	68,215	(125)	601,714	646,607	69,738	54	716,399
Expenses:
Amounts retained by agencies	218,983	-	-	218,983	280,517	-	-	280,517
Employee costs	165,829	12,361	3,303	181,493	179,911	12,357	2,789	195,057
Other operating expenses	81,625	46,217	2,613	130,455	101,343	47,813	2,052	151,208
Title losses and related claims	22,251	-	-	22,251	25,486	-	-	25,486
Depreciation and amortization	9,196	6,820	398	16,414	7,467	6,204	396	14,067
Interest	355	191	4,508	5,054	46		4,507	4,553
	498,239	65,589	10,822	574,650	594,770	66,374	9,744	670,888
Income (loss) before taxes	35,385	2,626	(10,947)	27,064	51,837	3,364	(9,690)	45,511

Nine Months Ended:	September 30, 2023				September 30, 2022
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	1,445,718	202,169	-	1,647,887	2,130,910	241,975	39,177	2,412,062
Investment income	32,033	81	-	32,114	15,501	18	-	15,519
Net realized and unrealized (losses) gains	(1,658)	-	(3,171)	(4,829)	(11,411)	-	(2,783)	(14,194)
	1,476,093	202,250	(3,171)	1,675,172	2,135,000	241,993	36,394	2,413,387
Expenses:
Amounts retained by agencies	596,498	-	-	596,498	951,555	-	-	951,555
Employee costs	485,690	37,333	11,687	534,710	558,376	38,603	13,307	610,286
Other operating expenses	236,752	138,052	5,726	380,530	294,606	167,760	40,600	502,966
Title losses and related claims	59,727	-	-	59,727	81,105	-	-	81,105
Depreciation and amortization	26,182	19,401	1,265	46,848	21,098	19,381	1,624	42,103
Interest	1,063	191	13,523	14,777	48		13,423	13,471
	1,405,912	194,977	32,201	1,633,090	1,906,788	225,744	68,954	2,201,486
Income (loss) before taxes	70,181	7,273	(35,372)	42,082	228,212	16,249	(32,560)	211,901

Appendix A
Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses, and other adjustments (revenues of sold real estate brokerage company), and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquired intangible asset amortization (see succeeding paragraph), office closure costs, executive severance expenses, state sales tax assessment expense (which was related to an acquisition), and other adjustments (pretax results of sold real estate brokerage company). Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Effective this quarter, we revised our presentation of non-GAAP measures related to adjusted net income and adjusted net income per diluted share by excluding acquired intangible asset amortization from the calculation. Acquired intangible asset amortization is a non-cash expense related to acquisitions that management believes is not indicative of the ongoing performance of the acquired operations. This revised presentation also allows us to present our non-GAAP consolidated results consistent with the presentation of our non-GAAP measures related to our title and real estate solutions segments. Refer to Appendix B for the restated non-GAAP consolidated results for all quarters of 2022 and the first two quarters of 2023.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter and nine months ended September 30, 2023 and 2022 (dollars in millions, except share and per share amounts, and amounts may not add as presented due to rounding).

	Quarter Ended Sept. 30,			Nine Months Ended Sept. 30,
	2023	2022	% Chg	2023	2022	% Chg

Total revenues	601.7	716.4	(16%)	1,675.2	2,413.4	(31%)
Non-GAAP revenue adjustments:
Net realized and unrealized losses	1.9	6.4		4.8	14.2
Other adjustments	-	-		-	(39.2)
Adjusted total revenues	603.7	722.8	(17%)	1,680.0	2,388.4	(30%)

Pretax income	27.1	45.5	(41%)	42.1	211.9	(80%)
Non-GAAP pretax adjustments:
Net realized and unrealized losses	1.9	6.4		4.8	14.2
Office closure costs	1.4	3.0		1.4	3.0
Executive severance expenses	-	1.2		1.7	1.2
State sales tax assessment expense	-	-		1.2	-
Other adjustments	-	-		-	0.9
	30.4	56.1		51.3	231.3
Acquired intangible asset amortization	9.6	7.8		27.3	24.7
Adjusted pretax income	40.0	63.9	(37%)	78.6	256.0	(69%)
GAAP pretax margin	4.5%	6.4%		2.5%	8.8%
Adjusted pretax margin	6.6%	8.8%		4.7%	10.7%

Net income attributable to Stewart	14.0	29.4	(52%)	21.6	149.0	(86%)
Non-GAAP pretax adjustments:
Net realized and unrealized losses	1.9	6.4		4.8	14.2
Acquired intangible asset amortization	9.6	7.8		27.3	24.7
Office closure costs	1.4	3.0		1.4	3.0
Executive severance expenses	-	1.2		1.7	1.2
State sales tax assessment expense	-	-		1.2	-
Other adjustments	-	-		-	0.9
Net tax effects of non-GAAP adjustments	(3.1)	(4.5)		(8.8)	(10.8)
Non-GAAP adjustments, after taxes	9.9	13.9		27.7	33.3
Adjusted net income attributable to Stewart	23.9	43.4	(45%)	49.4	182.3	(73%)

Diluted average shares outstanding (000)	27,650	27,371		27,445	27,359
GAAP net income per share	0.51	1.08		0.79	5.45
Adjusted net income per share	0.86	1.58		1.80	6.66

	Quarter Ended Sept. 30,			Nine Months Ended Sept. 30,
	2023	2022	% Chg	2023	2022	% Chg
Title Segment:
Revenues	533.6	646.6	(19%)	1,476.1	2,135.0	(32%)
Net realized and unrealized losses	1.8	6.4		1.7	11.4
Adjusted revenues	535.4	653.0	(18%)	1,477.8	2,146.4	(31%)

Pretax income	35.4	51.8	(32%)	70.2	228.2	(69%)
Non-GAAP revenue adjustments:
Net realized and unrealized losses	1.8	6.4		1.7	11.4
Acquired intangible asset amortization	3.4	2.0		9.4	6.3
Office closure costs	1.4	3.0		1.4	3.0
Severance expenses	-	1.2		0.4	1.2
Adjusted pretax income	42.0	64.5	(35%)	83.1	250.2	(67%)
GAAP pretax margin	6.6%	8.0%		4.8%	10.7%
Adjusted pretax margin	7.8%	9.9%		5.6%	11.7%

Real Estate Solutions Segment:
Revenues	68.2	69.7	(2%)	202.3	242.0	(16%)

Pretax income	2.6	3.4	(22%)	7.3	16.2	(55%)
Non-GAAP revenue adjustments:
Acquired intangible asset amortization	6.3	5.8		17.9	18.2
State sales tax assessment expense	-	-		1.2	-
Adjusted pretax income	8.9	9.1	(3%)	26.4	34.5	(23%)
GAAP pretax margin	3.8%	4.8%		3.6%	6.7%
Adjusted pretax margin	13.0%	13.1%		13.0%	14.2%

Appendix B
Restated Non-GAAP Consolidated Measures

Below are the restated non-GAAP consolidated measures for prior quarters in 2023 and 2022, which have been revised from the previously reported measures to adjust for acquired intangible asset amortization expense (dollars in millions, except share and per share amounts, and amounts may not add as presented due to rounding).

Refer to Appendix A for management's discussion of these non-GAAP adjustments and for the calculations for the quarters ended September 30, 2023 and 2022. In addition to the adjustments described on Appendix A, the non-GAAP consolidated measures for the fourth quarter 2022 also include an adjustment for regulatory settlement and litigation expenses.

	Q2 2023	Q1 2023	Q4 2022	Q2 2022	Q1 2022

Total revenues	549.2	524.3	655.9	844.1	852.9
Non-GAAP revenue adjustments:
Net realized and unrealized losses (gains)	1.1	1.8	(12.7)	11.9	(4.1)
Other adjustments	-	-	-	(5.3)	(33.9)
Adjusted total revenues	550.3	526.1	643.2	850.7	815.0

Pretax income (loss)	25.2	(10.2)	20.8	86.8	79.6
Non-GAAP pretax adjustments:
Net realized and unrealized losses (gains)	1.1	1.8	(12.7)	11.9	(4.1)
Acquired intangible asset amortization and other expenses	9.0	8.6	8.6	8.5	8.2
Executive severance expenses	1.7	-	2.7	-	-
State sales tax assessment expense	1.2	-	-	-	-
Office closure costs	-	-	7.5	-	-
Regulatory settlement and litigation expenses	-	-	6.5	-	-
Other adjustments	-	-	-	(0.4)	1.4
Adjusted pretax income	38.3	0.2	33.4	106.8	85.1
GAAP pretax margin	4.6%	(1.9) %	3.2%	10.3%	9.3%
Adjusted pretax margin	7.0%	0.0%	5.2%	12.6%	10.4%

Net income attributable to Stewart	15.8	(8.2)	13.3	61.7	57.9
Non-GAAP pretax adjustments:
Net realized and unrealized losses (gains)	1.1	1.8	(12.7)	11.9	(4.1)
Acquired intangible asset amortization and other expenses	9.0	8.6	8.6	8.5	8.2
Executive severance expenses	1.7	-	2.7	-	-
State sales tax assessment expense	1.2	-	-	-	-
Office closure costs	-	-	7.5	-	-
Regulatory settlement and litigation expenses	-	-	6.5	-	-
Other adjustments	-	-	-	(0.4)	1.4
Net tax effects of non-GAAP adjustments	(3.1)	(2.5)	(3.0)	(4.8)	(1.3)
Non-GAAP adjustments, after taxes	10.0	7.9	9.6	15.2	4.3
Adjusted net income (loss) attributable to Stewart	25.8	(0.3)	22.9	76.9	62.1

Diluted average shares outstanding (000)	27,444	27,201	22,276	27,293	27,444
GAAP net income (loss) per share	0.58	(0.30)	0.49	2.26	2.11
Adjusted net income (loss) per share	0.94	(0.01)	0.84	2.82	2.26

CONTACT: Brian Glaze / David Hisey, Investor Relations, (713) 625-8761; STEWART INFORMATION SERVICES CORP., P.O. Box 2029, Houston, Texas 77252-2029, www.stewart.com